Exhibit 10.15

LOAN GUARANTY AGREEMENT

This Loan Guaranty Agreement (“Guaranty”), dated as of the 23rd day of May, 2012, is made by GLADSTONE LAND CORPORATION, a Delaware corporation (“Guarantor”), to and for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, its successors and assigns (“Lender”).

RECITALS

A. SAN ANDREAS ROAD WATSONVILLE, LLC, a California limited liability company (the “Debtor”), is obtaining from Lender a loan in the original principal amount of up to $4,785,000.00 (the “Loan”), pursuant to the terms of that certain Loan Agreement dated as of the date hereof (the “Loan Agreement”). The Loan is evidenced by a Promissory Note made by Debtor to the order of Lender in the principal amount of up to $4,785,000.00, dated as of the date hereof (the “Note”), and is secured and supported by the following (referred to herein collectively with the Loan Agreement as the “Loan Documents”): (i) a Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of even date herewith encumbering certain real property situated in the State of California as more particularly described in the Loan Agreement, (ii) an Unsecured Indemnity Agreement dated as of even date herewith (the “Indemnity Agreement”), and (iii) such additional documents and instruments evidencing, securing or otherwise relating to said Loan, including, without limitation, such other documents and instruments as Lender shall reasonably request to further evidence or perfect its security interest in the Collateral defined in the Loan Agreement.

B. As a condition to granting the Loan, Lender has required Guarantor to personally guarantee the Loan.

C. Guarantor is the direct or indirect majority owner of the Debtor and involved in the business of Debtor and will be benefited by the Loan to Debtor.

NOW THEREFORE FOR VALUE RECEIVED and to enable Debtor to obtain the Loan from Lender, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY GUARANTEES the Loan, on the terms set forth below:

1. Liability. Guarantor hereby unconditionally and irrevocably guaranties and promises to pay the Loan, including all interest, reasonable attorneys’ fees, expenses, and charges thereunder (collectively the “Indebtedness”) to Lender, or order, whether at maturity, by acceleration, or otherwise, and to pay and perform the obligations of Debtor under the Loan Documents and the Indemnity Agreement. The foregoing guarantee is not a guarantee of collection, but rather is an irrevocable, absolute and unconditional, continuing guarantee of payment and performance. In this regard, the Guarantor hereby waives any rights afforded by California Civil Code Section 2815 and acknowledges that the guarantee set forth in this Guaranty may not be revoked as to any present or future advances to or existing or additional liability incurred by the Debtor under the terms of the Loan Documents.

2. Nature of Guaranty. The obligations hereunder are independent of the obligations of Debtor, or of any other person whomsoever, and a separate action or actions may from time to time be brought and prosecuted against Guarantor or any other guarantor, whether action is or has been brought against Debtor or any other person, or whether Debtor or such other person is joined in any such action or actions. Guarantor agrees that its liability hereunder shall not be affected or impaired nor shall Guarantor be discharged in whole or in part, by any of the following-described occurrences, or any combination thereof with respect to Debtor or any other guarantor, or any partner or affiliate of Debtor: death, incompetency, dissolution, insolvency, bankruptcy (whether or not Debtor or such other guarantor was granted a discharge with respect to the Loan or this or any other Loan Guaranty Agreement), litigation, or withdrawal; nor shall any action or inaction by Lender with respect to any such event affect Guarantor’s liability in any manner. In the event of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Guarantor or to the property of Guarantor, Lender shall be entitled and empowered, by intervention in such proceedings or otherwise: (a) to file and prove a claim for the whole amount of the indebtedness guaranteed hereby and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lender (including any claims for the reasonable compensation, expenses, disbursements and advances of Lender and Lender’s agents and counsel) allowed in such judicial proceedings; and (b) to collect and receive any monies or other property payable or deliverable on any such claims.

3. Waivers of Notice Lender shall be under no obligation whatsoever to make or to give to Debtor or to Guarantor, and Guarantor hereby waives, any demand, protest, or notice of any other kind, including presentment for payment, notice of nonpayment or dishonor, protest, notice of acceptance of this Guaranty, notice of existence, creation of incurring of new or additional indebtedness or of any action or nonaction on the part of Debtor or any other person whomsoever in connection with any obligation or evidence of indebtedness held by Lender, notice of any adverse change in the financial condition of Debtor or any other guarantor, and notice of any other fact that might materially increase the risk of Guarantor hereunder.

4. Waiver of Subrogation and Subordination of Rights against Debtor. Guarantor hereby waives any right it may have against Debtor now or in the future for subrogation, indemnity, reimbursement, or contribution (collectively “Subrogation Rights”) in any way related to or arising from the obligations hereby guaranteed until 367 days after the obligations hereby guaranteed have been satisfied in full. Guarantor agrees that the payment of any amount or amounts by Guarantor pursuant to this Loan Guaranty Agreement shall not in any way entitle Guarantor, whether at law, in equity, or otherwise, to any right to (i) participate in any security held by Lender for the payment of the obligations guaranteed hereunder, or (ii) direct the application or disposition of any such security, or (iii) direct the enforcement of any such security. Guarantor further agrees that all other indebtedness and liabilities now or at any time hereafter owing by

Debtor to Guarantor are hereby subordinated to the obligations guaranteed hereunder, and that, upon request of Lender during a continuance of a default under the Loan Documents, any payment of indebtedness owed by Debtor to Guarantor shall be received by Guarantor as trustee for Lender on account of the obligations guaranteed hereunder.

5. Application of Payments. Lender is hereby authorized to apply, with or without notice to Guarantor, any and all payments from Debtor or Guarantor or any other guarantor and any proceeds from any security for the Indebtedness to any obligation or obligations owed to Lender by Debtor, in such manner and order of priority as Lender sees fit, whether or not such obligation is due at the time of such application. Lender may, at any time appropriate during the continuance of a default under the Loan Documents, apply toward payment of Guarantor’s obligations hereunder any moneys, credits or other property belonging to Guarantor in the possession or control of Lender (including all balances, credits, deposits and moneys), and Lender is hereby granted a first priority lien and security interest thereon.

6. Waivers of Surety Rights and Defenses.

a. General Waiver. Guarantor hereby waives any benefit of and any right to participate in any security for the Loan. Lender, at its sole discretion and without any notice to Guarantor whatsoever, may exercise any right or remedy which Lender may have, and Guarantor agrees to pay the Indebtedness despite the loss of any rights that Guarantor may suffer or the accrual of any defenses that Guarantor may acquire as a result of any action, inaction, or election on the part of Lender or its agents, all of which rights and defenses are hereby waived by Guarantor. Guarantor acknowledges that Lender’s elections in the manner and timing of pursuing collection of the indebtedness and in foreclosing upon some or all of the security for the Loan may limit or destroy Guarantor’s rights and remedies (including Subrogation Rights) against Debtor, and Guarantor waives any rights Guarantor may have to require Lender to protect or preserve any of Guarantor’s rights and remedies as against Debtor and waive any defenses that Guarantor may have, whether based on estoppel or otherwise or on the loss of any right or remedy against Debtor (including Subrogation Rights). Without limiting the foregoing, Guarantor waives any rights and defenses arising out of any of the following:

(1)	the operation of Civil Code Sections 2845 and 2849, and Guarantor agrees to pay the Indebtedness despite Lender’s failure to proceed against Debtor or any other person, firm or corporation and despite Lender’s failure to exercise any right or remedy not otherwise available to Guarantor;

(2)	the failure of Lender to exercise diligence in collection or enforcement of the Loan;

(3)

the operation of any doctrine of laches or any statute of limitations affecting enforcement of the indebtedness against Debtor or affecting Guarantor’s liability hereunder, and Guarantor agrees to pay the Indebtedness without regard to the running of time; to the extent that such defenses are deemed not fully waivable, Guarantor agrees that payment of any portion of the Indebtedness or other act which tolls or defeats any defense of laches or defense under any statute of limitations applicable to Debtor shall similarly operate to toll and defeat such defenses applicable to the liability of Guarantor;

(4)	the unenforceability of any document or instrument executed by Lender or by Debtor;

(5)	all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to the Guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive

b. Modifications of Indebtedness. Lender is authorized to modify or waive any terms of the Loan Documents, to refinance the Loan, to accept partial payments, to modify, accelerate, extend, renew or change the time or manner for the payment of the Indebtedness or any installments payable thereon, to increase or decrease the rate of interest thereon, to release, substitute or add any one or more makers or endorsers on the Loan. Lender is hereby authorized to do any of the foregoing without notice to or additional consent by Guarantor, and Guarantor agrees that any such action by Lender shall not affect Guarantor’s liability in any manner, and Guarantor waives the provisions of California Civil Code §2819.

c. Waivers with Respect to Security. Lender may subordinate the priority of any of its security interests securing the Indebtedness or this Guaranty and may release, surrender, sell, exchange, or substitute any rights or property interests now or hereafter held to secure the Loan or this Guaranty or accept any additional security to secure the Loan or this Guaranty, without notice to or additional consent by Guarantor. Lender may proceed against Guarantor for any amount hereby guaranteed without proceeding against or applying any security it now or hereafter holds, and the obligations of Guarantor hereunder shall be without regard to the value of any security for the Loan. Guarantor specifically agrees that in the event of any deficiency resulting after the foreclosure of the Deed of Trust, Guarantor shall be and hereby is expressly made liable to Lender for the full amount of such deficiency, notwithstanding any provision of California law which may prevent Lender from enforcing such deficiency against Debtor or Debtor’s successors and assigns. Without limiting the foregoing, Guarantor waives:

(1)	the operation of California Code of Civil Procedures Section 580d, and Guarantor agrees to pay any deficiency arising by reason of the Lender’s exercise of a power of sale of collateral or security rather than pursuing judicial foreclosure, and Guarantor waives any defense under the rule of the case of Union Bank v Gradsky (1968) (265 C.A.2d 40);

(2)	the operation of California Code of Civil Procedure Section 580b, and Guarantor agrees to pay any deficiency arising by reason of Lender’s private or judicial sale of any security given to Lender to secure the indebtedness, whether or not such credit was extended for the purchase price of said collateral;

(3)	the operation of California Code of Civil Procedure Sections 580a and 726 and Civil Code Sections 2849 and 2850, and Guarantor agrees to pay the Indebtedness without Lender first being required to pursue any or all of the security for the Indebtedness and agree to pay any deficiency arising by reason of a foreclosure (whether judicial or nonjudicial) without regard to the fair value of the security sold; and

(4)	the failure of Lender to perfect or maintain the perfection of any security interest in the collateral for the Loan or to record or register any lien or encumbrance thereon.

Also without limiting the generality of the foregoing, and pursuant to Section 2856 of the California Civil Code, Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Debtor or any other party;

(b) if Lender forecloses on any real property collateral pledged by Debtor or any other party:

(i) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral has destroyed any right the Guarantor may have to collect from the Debtor or any other party.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure and any rights or defenses available under California law.

7. Preferences. If any payment by Guarantor to Lender under this Guaranty is held to constitute a preference under any applicable bankruptcy laws, or if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Lender is required to refund part or all of any payment by Guarantor or pay the amount thereof to any other party, such payment to Lender shall not constitute a release from any liability hereunder, and Guarantor’s liability hereunder shall be reinstated to such extent. This Guaranty shall continue to be effective, or reinstated, as the case may be, if at any time payment, or any part hereof due under the Loans, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Debtor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Rights Cumulative. All rights, powers and remedies of Lender hereunder and under any other agreement now or at any time hereafter in force between Lender and Guarantor, or some of them, shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Lender by law. This Guaranty is in addition to such other security as Lender now or hereafter may have.

9. Representations and Warranties. Guarantor hereby represents and warrants to Lender that (a) Guarantor is a corporation duly formed and validly existing under the laws of the State of Maryland, and is qualified to transact business in each jurisdiction as may be necessary or required for it to conduct its business, (b) the sole shareholder of Guarantor is David Gladstone, (c) it is in compliance with each of the covenants set forth in the Loan Agreement and the Unsecured Indemnity, all of which are reaffirmed herein, (d) Guarantor is currently, and at all times from and after the date of this Agreement has been, informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Loan or the Loan Documents, and (e) Guarantor has read and understands the terms of the Loan Agreement, the Unsecured Indemnity Agreement and the other Loan Documents. Guarantor hereby makes and confirms to and for the benefit of Lender each of the representations and warranties of the Debtor set forth in the Loan Agreement.

10. Miscellaneous.

a. Construction. This Guaranty shall be construed in light of its reasonable meaning, without regard to California Civil Code §1654, and it shall not be strictly construed against or in favor or either party. The headings of Sections and Subsections are for the convenience of the reader only and shall not be used to construe the meaning of any provision of this Guaranty. Except as the context otherwise requires, the term “including” (and all variations of that word) will be construed as though immediately followed by the words “without limitation.” Except as the context otherwise requires, any masculine or neutral pronoun shall be interpreted to include the other, both shall include the female, and the singular shall include the plural, and vice versa.

b. Severability. In the event that any provision of this Guaranty is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Guaranty.

c. Governing Law This Guaranty shall be interpreted and enforced under the laws of the State of California applicable with respect to contracts made and to be performed in said State.

d. Attorneys’ Fees and Costs. Guarantor agrees without demand to pay to and reimburse Lender for all costs, reasonable attorneys’ fees and other expenses which it expends or incurs in the collection or enforcement of any obligation hereby guaranteed or in the enforcement of this Guaranty against Guarantor, including those incurred in any proceedings or actions in bankruptcy and those incurred in enforcement of any judgment.

e. Binding Upon Successors. This Guaranty shall inure to the benefit of the Lender, its successors and assigns, including the assignees of any obligations guaranteed hereby, and shall bind the successors and personal representatives of Guarantor.

f. Entire Agreement. This Guaranty contains the sole and entire understanding and agreement of the parties hereto with respect to its subject matter, notwithstanding any prior negotiations, discussions, commitments, representations, agreements or understandings. This Guaranty cannot be terminated or otherwise amended, changed or modified except by written instrument signed by the parties to be bound.

g. Notices. Any notices to be provided under this Guaranty shall be given in accordance with and governed by the notice provisions set forth in the Loan Agreement.

h. Financial Information. Guarantor agrees to submit consolidated financial statements, tax returns and related reports with one hundred twenty (120) days after the end of each fiscal year of Guarantor, certified to be true and correct; provided, however, that Guarantor shall have the later of (i) September 15th of each year during the term of the Loan and (ii) two hundred fifty five (255) days after its fiscal year end to provide its tax returns. Said financial statements, including the related schedules and notes, shall be complete and correct and fairly present (i) the financial condition of Guarantor as at the respective dates of said balance sheets, and (ii) the results of the operations and changes in financial position of Guarantor for the fiscal years ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the periods involved.

THE UNDERSIGNED REPRESENTS THAT IT HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS LOAN GUARANTY AGREEMENT AND IS PREPARED TO PAY AND PERFORM ALL OF THE INDEBTEDNESS TO LENDER.

Signatures appear on following page.

IN WITNESS WHEREOF, this Guaranty is executed by Guarantor as of the date first set forth above.

“Guarantor”

GLADSTONE LAND CORPORATION, a Maryland corporation

By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer